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                                   EXHIBIT 4.1

                      SPECIMEN OF COMMON STOCK CERRTIFICATE


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                                    SPECIMEN
                                STOCKUP.COM, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                  COMMON STOCK


         THIS CERTIFIES THAT _____________________________________ is the owner of ________________________________________________ FULLY PAID AND
NON-ASSESSABLE SHARES OF THE COMMON STOCK, NO PAR VALUE, OF

                                STOCKUP.COM, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall e held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of whcih are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATE: MAY 11, 1999
                             Countersigned:
                                             Securities Transfer Corporation
--------------------------                   P.O. Box 701629
President                                    Dallas, Tx 75370

--------------------------            By:
Secretary                                    -----------------------------------
                                             Transfer Agent-Authorized Signature